UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 23, 2026

Prairie Operating Co.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-41895	98-0357690
(Commission File Number)	(IRS Employer Identification No.)

55 Waugh Drive Suite 400 Houston, TX	77007
(Address of Principal Executive Offices)	(Zip Code)

(713) 766-1200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PROP	The Nasdaq Stock Market LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2026, the Board of Directors (the “Board”) of Prairie Operating Co. (the “Company”) appointed (i) Gregory S. Patton, the Company’s Executive Vice President and Chief Financial Officer, to serve as Chief Executive Officer of the Company and as a member of the Board and (ii) Michael Shelly to serve as Executive Vice President and Chief Financial Officer of the Company.

Gregory S. Patton, age 40, has served as the Executive Vice President and Chief Financial Officer of the Company since April 2025. Prior to that, Mr. Patton served as the Company’s Executive Vice President, Commercial Development from November 2024 through March 2025, and he began his employment with the Company in March 2024. Prior to joining the Company, Mr. Patton served as CFO of Trigger Energy, LLC, an oil field service company, from November 2022 until March 2024. Prior to that, Mr. Patton served as Senior Vice President, Corporate Development and Finance of Great Western Petroleum, LLC, a private oil and gas company, from May 2015 until its sale to PDC Energy Inc. in May 2022, and afterward, pursued personal ventures until he began serving as CFO for Trigger Energy in November 2022. Prior to that, Mr. Patton served as Manager at Opportune, LLP., a consulting firm, from May 2011 to May 2015, and Ernst and Young, prior to May 2011. Mr. Patton received his Bachelor’s and Master’s Degree in Accounting from the University of Denver.

Michael Shelly, age 50, served as a Managing Director within Citigroup Inc.'s Natural Resources Investment Banking Group from January 2019 through June 2026, most recently serving as the head of its Denver and Calgary offices. Prior to that, Mr. Shelly held multiple roles of increasing responsibility within Citigroup's Global Investment Bank since joining the firm as an intern in June 2005. Prior to joining Citigroup Inc., Mr. Shelly served as a Financial Analyst for Intel Corporation from January 1999 to May 2004. Mr. Shelly holds a Master of Business Administration with Concentrations in Finance and Accounting from the University of Chicago Booth School of Business and a Bachelor of Science in Business Administration with a Minor in Economics from California State University, Chico.

Appointment of Chief Executive Officer

In connection with the appointment of Gregory S. Patton as Chief Executive Officer of the Company, the Company’s wholly owned subsidiary, Prairie Operating Employee Co., LLC (the “Subsidiary”), entered into an amended and restated employment agreement with Mr. Patton (the “Patton Employment Agreement”). Pursuant to the Patton Employment Agreement, the Company will pay Mr. Patton an annualized base salary of not less than $625,000 (the “Patton Base Salary”). Additionally, for each calendar year, Mr. Patton will be eligible for bonus compensation with a target amount equal to 100% of the Patton Base Salary or such other percentage of the Patton Base Salary as determined by the Compensation Committee of the Board or the Board for the applicable calendar year.

Further, pursuant to the Patton Employment Agreement, Mr. Patton’s annual target opportunity under the Company’s Long Term Incentive Plan (the “LTIP”) will have a grant date fair value not less than 300% of the Patton Base Salary.

Additionally, in connection with such appointment, the Company entered into equity award agreements with Mr. Patton pursuant to which Mr. Patton was granted an equity award consisting of 850,000 shares of the Company’s common stock, comprised of: (A) 425,000 performance-based restricted stock units, which vest upon the achievement of certain stock price milestones set forth in the Performance Unit Award Agreement between the Company and Mr. Patton (the “Patton Performance Award Agreement”); and (B) 425,000 time-based restricted stock units, which vest over a three year period in accordance with the vesting schedule set forth in the Restricted Stock Unit Award Agreement between the Company and Mr. Patton.

The foregoing descriptions of the Patton Employment Agreement and the Patton Performance Award Agreement are not complete and are qualified in their entirety by reference to the full text of the Patton Employment Agreement and the Patton Performance Award Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Appointment of Executive Vice President and Chief Financial Officer

In connection with the appointment of Michael Shelly as Executive Vice President and Chief Financial Officer of the Company, the Subsidiary entered into an employment agreement with Mr. Shelly (the “Shelly Employment Agreement”). Pursuant to the Shelly Employment Agreement, the Company will pay Mr. Shelly an annualized base salary of not less than $525,000 (the “Shelly Base Salary”). Additionally, for each calendar year, Mr. Shelly will be eligible for bonus compensation with a target amount equal to 100% of the Shelly Base Salary or such other percentage of the Shelly Base Salary as determined by the Compensation Committee of the Board or the Board for the applicable calendar year.

Further, pursuant to the Shelly Employment Agreement, Mr. Shelly’s annual target opportunity under the LTIP will have a grant date fair value not less than 300% of the Shelly Base Salary.

Additionally, in connection with such appointment, the Company entered into equity award agreements with Mr. Shelly pursuant to which Mr. Shelly was granted an equity award consisting of 1,400,000 shares of the Company’s common stock, comprised of: (A) 560,000 performance-based restricted stock units, which vest upon the achievement of the Company’s relative total shareholder return in comparison to the total shareholder return performance of the Company’s peer group as set forth in the Performance Unit Award Agreement between the Company and Mr. Shelly; and (B) 840,000 time-based restricted stock units, which vest ratably over a three year period in accordance with the vesting schedule set forth in the Restricted Stock Unit Award Agreement between the Company and Mr. Shelly.

The foregoing description of the Shelly Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Shelly Employment Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

There are no arrangements or understandings between either Mr. Patton or Mr. Shelly and any other person pursuant to which Mr. Patton or Mr. Shelly was selected as a director or officer of the Company, as applicable. There are no family relationships between either Mr. Patton or Mr. Shelly and any director or executive officer, or person nominated or chosen by the Company to become a director or executive officer, of the Company. There are no transactions between either Mr. Patton or Mr. Shelly and the Company that would be reportable under Item 404(a) of Regulation S-K.

Amendments to 2025 PSU Awards

On June 23, 2026, the Compensation Committee of the Board also approved amendments to the PSU awards granted on August 13, 2025 (the “2025 PSUs”) and held by the Company’s executive officers, including Mr. Patton, to provide that the “Initial Value” of the Company’s common stock for purposes of determining total shareholder return under those awards is $2.75 per share. Except as so amended, the 2025 PSUs continue to measure performance based on the Company’s relative total shareholder return over the three-year performance period beginning January 1, 2025, and ending December 31, 2027.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amended and Restated Employment Agreement, dated June 23, 2026, by and between Prairie Operating Employee Co., LLC and Gregory S. Patton.

10.2	Performance Unit Award Agreement, dated June 23, 2026, by and between Prairie Operating Co. and Gregory S. Patton.

10.3	Employment Agreement, dated June 23, 2026, by and between Prairie Operating Employee Co., LLC and Michael Shelly.

104	Cover Page Interactive Data File-formatted as Inline XBRL.

*The exhibit to this Current Report on Form 8-K is not being filed but is being furnished pursuant to Item 9.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2026	Prairie Operating Co.

	By:	/s/ Daniel T. Sweeney
	Name:	Daniel T. Sweeney
	Title:	Executive Vice President, General Counsel and Corporate Secretary